Exhibit 10.2

ADOBE SYSTEMS INCORPORATED
AMENDED 1994 PERFORMANCE AND RESTRICTED STOCK PLAN

1.             Establishment and Purpose.

(a)           Establishment.  The Adobe Systems Incorporated 1989 Restricted Stock Plan was initially adopted on February 9, 1989 (the “Initial Plan”).  The Initial Plan was amended and restated in its entirety as the “1994 Performance and Restricted Stock Plan” effective as of August 31, 1994, the date it was approved by the stockholders of Adobe Systems Incorporated.  This amendment is effective as of the date it is approved by the Board of Directors of Adobe Systems Incorporated (the “Board”). The Initial Plan, as amended from time to time, is referred to as the “Plan.”

(b)           Purpose.  The purpose of the Plan is to attract, retain and reward key employees of Adobe Systems Incorporated and any successor corporation thereto (collectively referred to as the “Company”), and any present or future parent and/or subsidiary corporations of the Company (all of whom along with the Company being individually referred to as a “Participating Company” and collectively referred to as the “Participating Company Group”), and to motivate such persons to contribute to the financial success and progress of the Participating Company Group.  For purposes of the Plan, a parent corporation and a subsidiary corporation shall be as defined in sections 424(e) and 424(f) of the Internal Revenue Code of 1986, as amended (the “Code”).

2.             Administration.

(a)           Administration by Committee.  The Plan shall be administered by one or more committees (individually, a “Committee”) duly appointed by the Board; provided, however, that with respect to the participation of individuals who are subject to the provisions of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or who are divisional officers of the Participating Company Group, the Plan shall be administered by a Committee consisting of not less than two directors each of whom is both (i) a “Non-Employee Director” within the meaning of Rule 16b-3 under the Exchange Act or any successor rule (“Rule 16b-3”) and (ii) an “outside director” for purposes of Section 162(m) of the Code and the regulations promulgated thereunder.  The Committee shall have all of the powers vested in it by the terms of the Plan, subject to the limitations described herein, including the full and final authority in its sole discretion to:

(i)            select the eligible persons to whom (a “Participant”), and the time at which, awards shall be granted under the Plan;

(ii)           determine type of award granted and the number of shares of stock, units or other consideration subject to awards (which need not be identical);

(iii)         determine the terms and conditions of each award granted, including, without limitation, the terms of vesting, if any, the effect of a Participant’s termination of employment with the Participating Company Group, the method for satisfaction of any tax withholding obligation arising in connection with any award, and all other terms and conditions of the award not inconsistent with the terms of the Plan;

(iv)          determine the performance goals and other conditions, if any, for the settlement of any award and whether such goals and conditions have been satisfied;

(v)            determine whether an award shall be paid in cash, in shares of stock or in any combination thereof;

(vi)          determine whether payment of an award should be reduced or eliminated;

(vii)         modify or amend any award, or waive any restrictions or conditions applicable to any award;

(viii)        accelerate, continue, extend or defer the payment or vesting of any award, including with respect to the period following a Participant’s termination of employment with the Participating Company Group;

(ix)          determine the fair market value of the common stock of the Company;

(x)           authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an award;

(xi)          prescribe, amend or rescind rules, regulations and policies relating to the Plan;

(xii)         approve one or more forms of agreement for use under the Plan;

(xiii)       construe and interpret the Plan and any agreement used under the Plan and define the terms employed herein and therein;

(xiv)        make all other determinations and take such other action with respect to the Plan and any award granted hereunder as the Committee may deem advisable, to the extent permitted by applicable law.

All decisions, determinations and interpretations of the Committee shall be final and binding upon all persons having an interest in the Plan or any award granted under the Plan.

(b)           Authority of Officers.  Any officer of a Participating Company shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, or election which is the responsibility of or which is allocated to the Company herein, provided the officer has apparent authority with respect to such matter, right, obligation, or election.

3.             Eligibility.  Key employees of the Participating Company Group are eligible to participate in the Plan.  The Committee shall, in the Committee’s sole discretion, determine which individuals shall be granted awards under the Plan.

4.             Shares Subject to Plan.  Shares issued pursuant to the Plan shall be authorized but unissued shares of the common stock of the Company (the “Stock”).  Subject to adjustment as provided in Section 5, the maximum number of shares of Stock that may be issued under the Plan is 16,000,000 (reflecting Stock splits on October 26, 1999, October 24, 2000 and May 23, 2005).  In the event that any award granted under the Plan denominated in shares for any reason expires or is canceled, terminated or paid in cash, or shares of Stock subject to forfeiture are forfeited to the Company, the shares allocable to such award or such forfeited shares shall again be available for issuance under the Plan.  Notwithstanding the foregoing, any such shares shall be made subject to a new award only if the grant of such new award and the issuance of such shares pursuant to such new award would not cause the Plan or any award granted under the Plan to contravene Rule 16b-3.

5.             Adjustments for Changes in Capital Structure.  Appropriate adjustments shall be made in the number and class of shares of Stock subject to the Plan, in the maximum number of shares set forth in Section 7(f), and to any awards outstanding under the Plan, other than Performance Units (as defined below), in the event of a stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification or like change in the capital structure of the Company.  In the event a majority of the shares which are of the same class as the shares that are subject to outstanding awards under the Plan are exchanged for, converted into, or otherwise become shares of another corporation (the “New Shares”), the Company may unilaterally amend outstanding awards to provide that such awards may be settled in New Shares.  In the event of any such amendment, the number of shares shall be adjusted in a fair and equitable manner.  Any and all new, substituted or additional shares or Performance Shares (as defined below) received by a Participant pursuant to this Section 5 will be subject to the applicable restrictions set forth in the agreement evidencing an award as if such shares or Performance Shares were part of the original award.

6.             Term of Plan.  The Plan shall continue in effect until terminated by the Board or Committee or until all of the shares of Stock available for issuance under the Plan have been issued and all restrictions on such shares under the terms of the Plan and the agreements evidencing such awards have lapsed.

7.             Performance Awards.

(a)           Types of Performance Awards.  The Committee may from time to time grant awards under this Section 7 (“Performance Awards”) which are Performance-Based Restricted Stock, Performance Shares, or Performance Units.  Performance Awards shall be evidenced by written agreements, in such form as the Committee shall from time to time establish (each an “Award Agreement”), specifying the number of shares of Stock or the dollar amount covered thereby, the performance goals established by the Committee, the period in which such goals are to be met and the other terms, conditions and restrictions of the award, which Award Agreements may incorporate all or any of the terms of the Plan by reference.  The

Committee shall not require a Participant to make any monetary payment (other than applicable tax withholding) as a condition of receiving a Performance Award.

(i)            “Performance-Based Restricted Stock” shall mean shares of Stock awarded to a Participant which, in accordance with rules established by the Committee prior to the grant of such award, are subject to forfeiture in full or in part or with respect to which additional shares of Stock may be granted on the basis of the degree of attainment of Performance Goals (as defined below) within a Performance Period (as defined below).  Shares of Performance-Based Restricted Stock shall be evidenced in such manner as the Committee may deem appropriate, including by book-entry registration or issuance of one or more stock certificates.  Any certificate issued in respect of shares of Performance-Based Restricted Stock shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such award.  The Committee may require that such certificates be held in the custody of the Company or other escrow agent until the restrictions thereon lapse.

(ii)           “Performance Shares” shall mean bookkeeping units, denominated in shares of Stock, awarded to a Participant which, in accordance with rules established by the Committee prior to the grant of such award, are subject to forfeiture in full or in part or with respect to which additional shares of Stock may be granted on the basis of the degree of attainment of Performance Goals (as defined below) within a Performance Period (as defined below).

(iii)         “Performance Units” shall mean bookkeeping units, denominated in dollar amounts, awarded to a Participant which, in accordance with rules established by the Committee prior to the grant of such award, are subject to forfeiture in full or in part or with respect to which additional such units may be granted on the basis of the degree of attainment of Performance Goals (as defined below) within a Performance Period (as defined below).

(b)           Performance Goals and Performance Period.  Unless otherwise permitted in compliance with the requirements of Section 162(m) of the Code with respect to “performance-based compensation,” the Committee shall establish with respect to one or more of the Performance Factors set forth below the target levels of attainment of such Performance Factors (collectively, “Performance Goals”) which, when measured at the end of the Performance Period (as defined below), in accordance with the Performance Award Formula (as defined below), shall determine the number of shares of Stock, if any, which shall become nonforfeitable and/or issuable with respect to such Performance Award or the dollar amount, if any, payable with respect to such Performance Award, and such Committee actions shall occur no later than the earlier of (i) the date ninety (90) days after the commencement of the applicable Performance Period or (ii) the date on which 25% of the Performance Period has elapsed, and, in any event, at a time when the outcome of the Performance Goals remains substantially uncertain.  Once established, the Performance Goals and the Performance Award Formula (as defined below) shall not be changed during the Performance Period.  The Award Agreement shall set forth the applicable Performance Goals, Performance Award Formula, Performance Period, and the number of shares of Stock or dollar amount, as the case may be, which may be earned by the Participant upon the attainment of the Performance Goals at the end of the Performance Period.

(i)            “Performance Factors” shall have the same meanings as used in the Company’s financial statements, or, if such terms are not used in the Company’s financial statements, they shall have the meanings applied pursuant to generally accepted accounting principles, or as used generally in the Company’s industry.  Performance Factors shall be calculated with respect to the Company and each subsidiary corporation consolidated therewith for financial reporting purposes or such division or other business unit as may be selected by the Committee.  For purposes of the Plan, the Performance Factors applicable to a Performance Award shall be calculated in accordance with generally accepted accounting principles, but prior to the accrual or payment of any Performance Award for the same Performance Period and excluding the effect (whether positive or negative) of any change in accounting standards or any extraordinary, unusual or nonrecurring item, as determined by the Committee, occurring after the establishment of the Performance Goals applicable to the Performance Award.  Performance Factors may be one or more of the following, as determined by the Committee:

(A)          growth in revenue;

(B)          growth in the market price of the Stock;

(C)          operating margin;

(D)          gross margin;

(E)           operating income;

(F)           pre-tax profit;

(G)          earnings before interest, taxes and depreciation;

(H)          net income;

(I)            total return on shares of Stock relative to the increase in an appropriate index as may be selected by the Committee;

(J)           earnings per share;

(K)          return on stockholder equity;

(L)           return on net assets;

(M)          expenses;

(N)          return on capital;

(O)          economic value added;

(P)           market share; and

(Q)          cash flow, as indicated by book earnings before interest, taxes, depreciation and amortization.

(ii)           “Performance Period” shall mean a period established by the Committee, at the end of which the degree of attainment of the Performance Goals is measured.  Performance Periods for different Performance Awards, including Performance Awards made to the same Participant, need not be consecutive.

(iii)         “Performance Award Formula” shall mean, for any Performance Award, a formula or table established by the Committee which provides the basis for computing the value of a Performance Award at one or more threshold levels of attainment of the applicable Performance Goal(s) measured at the end of the applicable Performance Period.

(c)           Settlement of Performance Awards.

(i)            Determination of Final Value.  As soon as practicable following the completion of the Performance Period applicable to a Performance Award, the Committee shall certify in writing the extent to which the applicable Performance Goals have been attained and the resulting final value of the Performance Award earned by the Participant and to be paid upon its settlement in accordance with the applicable Performance Award Formula.

(ii)           Discretionary Adjustment of Performance Award Formula.  In its discretion, the Committee may, either at the time it grants a Performance Award or at any time thereafter, provide for the positive or negative adjustment of the Performance Award Formula applicable to a Performance Award granted to any Participant who is not a “covered employee” within the meaning of Section 162(m) (a “Covered Employee”) to reflect such Participant’s individual performance in his or her position with the Company or such other factors as the Committee may determine.  If permitted under a Covered Employee’s Award Agreement, the Committee shall have the discretion, on the basis of such criteria as may be established by the Committee, to reduce some or all of the value of the Performance Award that would otherwise be paid to the Covered Employee upon its settlement notwithstanding the attainment of any Performance Goal and the resulting value of the Performance Award determined in accordance with the Performance Award Formula.  No such reduction may result in an increase in the amount payable upon settlement of another Participant’s Performance Award.

(iii)         Effect of Leaves of Absence.  Unless otherwise required by law, payment of the final value, if any, of a Performance Award held by a Participant who has taken in excess of thirty (30) days of leaves of absence during a Performance Period shall be prorated on the basis of the number of days of the Participant’s service during the Performance Period during which the Participant was not on a leave of absence.

(iv)          Notice to Participants.  As soon as practicable following the Committee’s determination and certification in accordance with Section 7(c)(i), the Company shall notify each Participant of the determination of the Committee.

(v)            Payment in Settlement of Performance Awards.  As soon as practicable following the Committee’s determination and certification in accordance with Section 7(c)(i), payment shall be made to each eligible Participant (or such Participant’s legal representative or other person who acquired the right to receive such payment by reason of the Participant’s death) of the final value of the Participant’s Performance Award.  Payment of such amount shall be made in cash, shares of Stock, or a combination thereof as determined by the Committee.  Unless otherwise provided in the Award Agreement, payment shall be made in a lump sum.  An Award Agreement may provide for deferred payment in a lump sum or in installments.

(vi)          Provisions Applicable to Payment in Shares.  If payment is to be made in shares of Stock, the number of such shares shall be determined by dividing the final value of the Performance Award by the value of a share of Stock determined by the method specified in the Award Agreement.  Such methods may include, without limitation, the closing market price on a specified date (such as the settlement date) or an average of market prices over a series of trading days.  Shares of Stock issued in payment of any Performance Award may be fully vested and freely transferable shares or may be shares of Stock subject to further vesting conditions as provided in Section 8.  Any shares subject to further vesting conditions shall be evidenced by an appropriate agreement setting forth the terms of a Performance Award and shall be subject to the provisions of Section 8.

(d)           Effect of Termination of Service.  The effect of a Participant’s termination of Service on the Participant’s Performance Award shall be as determined by the Committee, in its discretion, and set forth in the Award Agreement.

(e)           Nontransferability of Performance Awards.  Prior to settlement in accordance with the provisions of the Plan, no Performance Award may be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except by will or by the laws of descent and distribution.  All rights with respect to a Performance Award granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant or the Participant’s guardian or legal representative.

(f)            Maximum Performance Award.  Subject to adjustment as provided in Section 5, no Participant may be granted a Performance Award in the form of Performance-Based Restricted Stock or Performance Shares which could result in such Participant receiving more than 1,600,000 shares (reflecting Stock splits on October 26, 1999, October 24, 2000 and May 23, 2005) of Stock free of the restrictions imposed by this Section 7 with respect to any Performance Period or a Performance Award in the form of Performance Units which could result in such Participant receiving more than $10,000,000 with respect to any Performance Period.  No Participant may be granted more than one (1) Performance Award for the same Performance Period.

8.             Restricted Stock and Restricted Stock Unit Awards.

(a)           Restricted Stock.  The Committee may from time to time grant shares of Stock under this Section 8(a) (“Restricted Stock”).  Restricted Stock awards shall be evidenced by written agreements, in such form as the Committee shall from time to time establish, specifying the number of shares of Stock covered thereby and the terms, conditions and restrictions of the award, and which agreements may incorporate all or any of the terms of the Plan by reference.  The number of shares of Restricted Stock which a Participant may receive under the Plan shall be determined by the Committee in its sole discretion.  Shares of Restricted Stock shall be evidenced in such manner as the Committee may deem appropriate, including by book-entry registration or issuance of one or more stock certificates.  Any certificate issued in respect of shares of Restricted Stock shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such award.  The Committee may require that such certificates be held in the custody of the Company or other escrow agent until the restrictions thereon lapse.  The Committee shall not require a Participant to make any monetary payment (other than applicable tax withholding) as a condition of receiving Restricted Stock.

(b)           Restricted Stock Units.  The Committee may from time to time grant “Restricted Stock Units” under this Section 8(b) Restricted Stock Units shall represent a contractual right to receive one share of Stock (or cash, as determined in the sole discretion of the Committee) in respect of each Restricted Stock Unit.  Restricted Stock Units shall be subject to vesting based on service to the Company or a Participating Company or other criteria, and to such other restrictions or conditions that may delay the delivery of the shares of Stock (or their cash equivalent) subject to a Restricted Stock Unit award after the vesting of such award.  Each Restricted Stock Unit award shall be evidenced by a written Award Agreement, in such form as the Committee shall from time to time establish, specifying the number of shares of Stock covered thereby and the terms, conditions and restrictions of the award, which agreements may incorporate all or any of the terms of the Plan by reference.

(i)            Consideration.  At the time of grant of a Restricted Stock Unit award, the Committee will determine the consideration, if any, to be paid by the Participant upon delivery of each share of Stock subject to the award. The consideration to be paid (if any) by the Participant for each share of Stock acquired pursuant to the award agreement shall be paid either: (i) in cash upon delivery of each share of Stock subject to the award; or (ii) in any other form of legal consideration that may be acceptable to the Committee, in its discretion, subject to any restrictions under applicable law regarding payment in respect of the “par value” of the Stock.

(ii)           Settlement.  A Restricted Stock Unit award may be settled by the delivery of shares of Stock, their cash equivalent, any combination thereof or in any other form of consideration, as determined by the Committee.

(iii)         Termination of Participant’s Service.  Except as otherwise provided in the applicable Award Agreement, such portion of the Restricted Stock Unit award that has not vested will be forfeited upon the Participant’s termination of Service.

9.             Voting Rights.  A Participant issued shares of Stock pursuant to an award of Performance-Based Restricted Stock or Restricted Stock shall be entitled to vote such shares.  A Participant awarded Performance Shares or Restricted Stock Units shall not be entitled to vote any shares of Stock represented by such Performance Shares or Restricted Stock Units until the date of issuance of shares of Stock upon settlement of such award.

10.          Dividends and Other Distributions.  Except as provided in this Section 10 or in Section 5, no Participant shall be entitled to dividends or other distributions (collectively, “Dividends”) with respect to shares of Stock subject to an award under the Plan for which the record date is prior to the later of the date such shares are issued to the Participant or the date on which such shares become nonforfeitable under the terms of the agreement evidencing such award.

(a)           Performance-Based Restricted Stock and Restricted Stock.  With respect to shares of Stock issued pursuant to the award of Performance-Based Restricted Stock or Restricted Stock, the Committee may, in its sole discretion, provide either for the current payment of Dividends or the accumulation and payment of Dividends to the extent that such shares become nonforfeitable.

(b)           Performance Shares and Restricted Stock Units.  With respect to Performance Shares and Restricted Stock Units, the Committee may, in its sole discretion, provide that dividend equivalents shall not be paid or provide either for the current payment of dividend equivalents or for the accumulation and payment of dividend equivalents to the extent that the Performance Shares or Restricted Stock Units become nonforfeitable.

(c)           Performance Units.  Dividend equivalents shall not be paid with respect to Performance Units.

11.          Change of Control.

(a)           Definition.  A “Change of Control” shall be deemed to have occurred in the event any of the following occurs with respect to the Company:

(i)            the direct or indirect sale or exchange by the stockholders of the Company of all or substantially all of the stock of the Company where the stockholders of the Company before such sale or exchange do not retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of the Company after such sale or exchange;

(ii)           a merger or consolidation in which the Company is not the surviving corporation;

(iii)         a merger or consolidation in which the Company is the surviving corporation where the stockholders of the Company before such merger or consolidation do not retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of the Company after such merger or consolidation;

(iv)          the sale, exchange, or transfer of all or substantially all of the assets of the Company (other than a sale, exchange, or transfer to one (1) or more subsidiary corporations of the Company); or

(v)            A liquidation or dissolution of the Company.

(b)           Effect on Performance Awards.  Notwithstanding any other provision of the Plan to the contrary, each Participant granted a Performance Award for a Performance Period that will not be completed as of the date of a Change of Control shall be deemed to have earned and shall receive immediately prior to the Change of Control, free of the restrictions imposed by Section 7, award consideration as provided in Section 7(c) equal to the product of (i) the target amount that may be earned under the Performance Award in accordance with the terms of the Award Agreement and (ii) a fraction, the numerator of which is the number of full and partial months that have elapsed since the beginning of such Performance Period to the date on which the Change of Control occurs, and the denominator of which is the total number of months in such Performance Period.

(c)           Effect on Restricted Stock and Restricted Stock Units.  Notwithstanding any other provision of the Plan to the contrary, all forfeiture conditions and restrictions imposed under outstanding agreements evidencing Restricted Stock and Restricted Stock Units shall automatically lapse immediately prior to a Change of Control.

12.          Tax Withholding.  The Company shall have the right to deduct from the payment of any award hereunder any federal, state, local or foreign taxes required by law to be withheld with respect to such payment.  Alternatively, in its sole discretion, the Company shall have the right to require the Participant, through payroll withholding or otherwise, to make adequate provision for any such tax withholding obligations of the Company arising in connection with such award.  The Company shall have no obligation to deliver cash and/or shares of Stock in payment of an award unless the Company’s tax withholding obligations have been satisfied.

13.          Provision of Information.  Each Participant shall be given access to information concerning the Company equivalent to that information generally made available to the Company’s common stockholders.

14.          Nontransferability of Awards.  Prior to the payment of, and lapse of all restrictions with respect to, an award under the Plan, no award or any rights or interests therein may be assigned or transferred in any manner except by will or by the laws of descent and distribution.

15.          Termination or Amendment of Plan and Awards.  The Committee or the Board may terminate or amend the Plan or any award under the Plan at any time; provided, however, that no such termination or amendment may adversely affect any outstanding award without the consent of the Participant, unless such termination or amendment is necessary to comply with any applicable law or government regulation.  An award shall be considered as outstanding as of the effective date of the grant of such award as determined by the Committee.  Notwithstanding the foregoing, the approval of the Company’s stockholders shall be sought for any amendment to the Plan or an award for which the Committee deems stockholder approval necessary in order to comply with Rule 16b-3.

16.          Continuation of Initial Plan as to Outstanding Awards.  Notwithstanding any other provision of the Plan to the contrary, the terms of the Initial Plan shall remain in effect and apply to awards granted pursuant to the Initial Plan.

17.          Section 409A.  Notwithstanding anything in the Plan to the contrary, it is the intent of the Company that the administration of the Plan, and the granting of all awards under the Plan, shall be in accordance with Section 409A of the Code, and shall not cause the acceleration of, or the imposition of the additional, taxes provided for in Section 409A of the Code without the express consent of the affected Participant.  Any award shall be granted, deferred, paid out or modified under the Plan in a manner that shall be intended to avoid the acceleration of taxation, or the imposition of penalty taxation, under Section 409A upon a Participant absent the express consent of the affected Participant. If it is reasonably determined by the Committee that any amounts payable in respect of any Award under the Plan will be taxable to a Participant under Section 409A of the Code prior to the payment and/or delivery to such Participant of such amounts or will be subject to the acceleration of taxation or the imposition of penalty taxation under Section 409A of the Code, in either case without the consent of the Participant, the Committee may, without the consent of the affected Participants, (i) adopt such amendments to the Plan and related award, and appropriate policies and procedures, including amendments and policies with retroactive effect, that the Committee determines necessary or appropriate to preserve the intended tax treatment of the benefits provided by the Plan and awards hereunder, and/or (ii) take such other actions as the Committee determines necessary or appropriate to comply with the requirements of Section 409A of the Code.